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                                                                   EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement of Hudson United Bancorp on Form S-4 (Registration No. 333-84893) of our report dated March 3, 1999 included in Southern Jersey Bancorp of Delaware, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our law Firm included in this Post-Effective Amendment.

                                                BELFINT, LYONS & SHUMAN, P.A.
                                                -----------------------------
                                                BELFINT, LYONS & SHUMAN, P.A.


Wilmington, Delaware
October 1, 1999